Exhibit 10.3

Lock-Up Agreement

May     , 2009

American Defense Systems, Inc.

230 Duffy Avenue, Unit C
Hicksville, NY 11801

Re:  American Defense Systems, Inc.— Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Settlement Agreement, Waiver and Amendment (the “Agreement”), dated as of May 22, 2009 by and among American Defense Systems, Inc., a Delaware corporation (the “Company”), and the holders (the “Holders”) of the convertible preferred stock of the Company designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

In order to induce the Holders to enter into the Agreement, the undersigned agrees that, commencing on the Effective Date and ending on date on which no shares of Series A Preferred Stock are outstanding (the “Lock-Up Period”), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission as of the Effective Date (collectively, the “Undersigned’s Shares”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.  The foregoing sentence shall not apply to the exercise of options or warrants or the conversion of a security; provided, however, that the undersigned agrees that the foregoing sentence shall apply to any securities issued by the Company to the undersigned upon such an exercise or conversion.

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) in transactions relating to shares of Common Stock hereafter acquired by the undersigned in open market transactions.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, the undersigned may, during the Lock-Up Period, establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (and/or modify an existing trading plan), provided that no sales or other transfers in excess of that otherwise permitted hereunder occur under such plan during the Lock-Up Period.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.  In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

By its acknowledgement hereof, the Company agrees, for the benefit of the Holders, that it shall not, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, amend or waive any provision of this Lock-Up Agreement except to extend the term of the Lock-Up Period.

[Signature Page Follows]

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Agreed to and Acknowledged:

AMERICAN DEFENSE SYSTEMS, INC.

By:
Name: Gary Sidorsky
Title: Chief Financial Officer